UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013 (October 15, 2013)

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	333-168738
(State or other jurisdiction of incorporation)	(Commission File Number)

27-1994406

(IRS Employer Identification No.)

90 Madison Street, Suite 701

Denver, CO 80206

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-329-3008

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.10 are incorporated into this Item 1.01 by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 15, 2013, Barfresh Food Group Inc., a Delaware corporation (the “Company”) acquired all of the international patent rights in respect to a sealed pack of ingredients for an individual smoothie and associated methods and apparatuses (the “Patents”). The Patents, which were filed pursuant to the Patent Cooperation Treaty (the “PCT”), have been granted in 13 jurisdictions and are pending in the remainder of the jurisdictions that have signed the PCT. In addition, the Company purchased all of the trademarks related to the patented products. These intellectual property assets were acquired from National Australia Bank Limited pursuant to an open competitive bidding process for a cash purchase price of AUS $710,000 (approximately U.S. $678,000). Prior to this acquisition, the Company owned the related patents in the United States and Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barfresh Food Group Inc.,
a Delaware corporation

Date: October 21, 2013	By:	/s/ Arnold Tinter
	Name:	Arnold Tinter
	Its:	Chief Financial Officer